UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 14, 2014

PTC Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.                   Entry into a Material Definitive Agreement.

As part of PTC Inc.’s recently announced $600 million repurchase program, on August 14, 2014, PTC entered into an accelerated share repurchase (“ASR”) agreement with Morgan Stanley & Co. LLC (“MSCO”) to repurchase an aggregate of $125 million of PTC common stock.  PTC is funding the ASR with amounts borrowed under its credit facility and cash on hand.

Under the terms of the ASR agreement, PTC will make a $125 million payment to MSCO on August 15, 2014 and will receive from MSCO on the same day an initial delivery of approximately 2.3 million shares of PTC’s common stock, based on current market prices.  The total number of shares to be repurchased will be based on the volume-weighted average stock price of PTC’s common stock during the term of the transaction, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR agreement.  At settlement, under certain circumstances, MSCO may be required to deliver additional shares of common stock to PTC, or under certain circumstances, PTC may be required to deliver shares of common stock or to make a cash payment, at its election, to MSCO.  The final settlement of the transaction is expected to occur within up to six months after the date of the ASR agreement.

The ASR agreement contains customary terms, including, but not limited to, the mechanisms to determine the number of shares or the amount of cash that will be delivered at settlement, the required timing of delivery of the shares, the specific circumstances under which adjustments may be made to valuation and calculation periods, the specific circumstances under which the transaction may be terminated prior to its scheduled maturity and various acknowledgements, representations and warranties made by PTC and MSCO, as applicable, to one another.

From time to time, MSCO and/or their affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with PTC for which they have received, or may receive, customary compensation, fees and expense reimbursement.

The foregoing description of the ASR agreement does not purport to be complete and is qualified in its entirety by reference to the ASR agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.                   Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Fixed Dollar Accelerated Share Repurchase Transaction Confirmation dated August 14, 2014 between PTC Inc. and Morgan Stanley & Co. LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Inc.

Date: August 15, 2014	By:	/s/ Jeffrey Glidden
Jeffrey Glidden
Executive Vice President and Chief Financial Officer